Exhibit 23(a)(i)


                  INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-53007 of Kentucky Power Company on Form S-3 of our reports dated February 21, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Kentucky Power Company for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche

Deloitte & Touche LLP
Columbus, Ohio
February 21, 1996







[96FN0009.KPC]